Exhibit 5.1 and 23.1


              [Letterhead of Fair, Isaac and Company, Incorporated]


                                  July 28, 1997



Fair, Isaac and Company, Incorporated
120 North Redwood Drive
San Rafael, CA  94903


         Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Fair, Isaac and Company, Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 544,218 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Fair, Isaac and Company, Incorporated Stock Option Plan for Former Employees of Risk Management Technologies (the "Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Peter L. McCorkell, Esq.

                                         Peter L. McCorkell, Esq.
                                         Senior Vice President, Secretary,
                                         and General Counsel
                                         Fair, Isaac and Company, Incorporated


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